UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2005

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

_____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Tredegar Corporation (“Tredegar”) announced today that Mr. Richard W. Goodrum advised Tredegar of his intention to retire from its Board of Directors effective as of Tredegar’s 2005 annual meeting of shareholders being held April 28, 2005. He submitted notice to the Board of Directors of his intent to retire on February 17, 2005. Mr. Goodrum’s term would have otherwise expired at the 2006 annual meeting of shareholders. A copy of the press release issued on February 22, 2005 announcing Mr. Goodrum’s resignation is attached as Exhibit 99.1 to this Current Report.

        Together with the foregoing announcement regarding Mr. Goodrum, Tredegar announced the nomination by the Board of Directors upon the recommendation of the Nominating and Governance Committee, of Horst R. Adam for election as director of Tredegar at its 2005 annual meeting of shareholders for a three-year term expiring at the 2008 annual meeting and the retirement of Mr. Floyd D. Gottwald, Jr., and Ms. Phyllis Cothran upon the expiration of their current terms at the 2005 annual meeting of shareholders. Accordingly, Mr. Gottwald. and Ms. Cothran are not standing for re-election. It is not yet determined on which committees Mr. Adam will serve if he is elected to serve as a director at the 2005 annual meeting of shareholders.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated February 22, 2005 (furnished pursuant to Item 5.02).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005	TREDEGAR CORPORATION By: /s/ D. Andrew Edwards ———————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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